EXHIBIT 10.1

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT (this “Amendment”) dated as of November 4, 2026 (the “Fifth Amendment Effective Date”), is among COMSTOCK RESOURCES, INC. (the “Borrower”), the Lenders (as defined below) party hereto, and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

PRELIMINARY STATEMENT

A.
The Borrower, the Administrative Agent, certain banks and other financial institutions, as lenders (the “Lenders” and each a “Lender”), and certain other parties have entered into that certain Second Amended and Restated Credit Agreement dated as of November 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.
The Borrower has requested that JPMorgan Chase Bank, N.A. (the “New Lender”)

become a Lender under the Credit Agreement as of the Fifth Amendment Effective Date.

C.
The Borrower, the Administrative Agent and the Lenders party hereto desire to enter into this Amendment to, among other things, (i) amend the Existing Credit Agreement as set forth in Section 2 hereof to be effective as of the Fifth Amendment Effective Date, (ii) evidence the joinder of the New Lender as a Lender under the Credit Agreement as of the Fifth Amendment Effective Date, (iii) to evidence the redetermination of the Borrowing Base as set forth in Section 3 hereof to be effective as of the Fifth Amendment Effective Date and (iv) to amend and restate the Credit Agreement (after having given effect to the amendments set forth in Section 2) in its entirety as a new Third Amended and Restated Credit Agreement as set forth in Section 5 hereof to be effective as of the Third A&R Credit Agreement Effective Date (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the parties agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to the Existing Credit Agreement on the Fifth Amendment Effective Date. The Existing Credit Agreement (other than, except as expressly set forth in Section 8 hereof with respect to Annex I to the Existing Credit Agreement, the signature pages, Annexes, Exhibits and Schedules thereto) is hereby amended in its entirety as set forth in Exhibit A attached hereto such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) shall be deemed to be deleted therefrom.

Section 3. Borrowing Base Redetermination on the Fifth Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the

Administrative Agent and the Lenders constituting at least the Required Lenders hereby agree that, effective as of the Fifth Amendment Effective Date, the Borrowing Base shall be reaffirmed at $2,000,000,000, and the Borrowing Base shall remain at $2,000,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The Borrower and the Lenders constituting at least the Required Lenders acknowledge that (a) the redetermination of the Borrowing Base provided for in this Section 3 shall constitute the Scheduled Redetermination of the Borrowing Base that was scheduled to occur on or about October 1, 2026 for purposes of Section 2.07 of the Credit Agreement and (b) this Amendment constitutes a New Borrowing Base Notice for purposes of Section 2.07(d) of the Credit Agreement with respect to the Borrowing Base redetermination provided for in this Section 3.

Section 4. Effectiveness. This Amendment (other than, for the avoidance of doubt, Section 5 below, the effectiveness of which is subject to the satisfaction of the conditions precedent set forth in Section 6 below) shall become effective as of the Fifth Amendment Effective Date when each of the following conditions is satisfied:

(a)
the Administrative Agent shall have received executed counterpart signature pages to this Amendment from the Borrower, the Administrative Agent, the Lenders (including the New Lender and the Exiting Lenders) and, for purposes of the Acknowledgment by Guarantors attached to this Amendment, the other Loan Parties;
(b)
the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that attached to such certificate are true, accurate and complete copies of the SOCAR Disposition Agreement, including all exhibits and schedules thereto, and all other material agreements and instruments executed in connection therewith on or prior to the date hereof (collectively, the “SOCAR Disposition Documents”);
(c)
the Administrative Agent shall have received a certificate of the secretary, assistant secretary or a Responsible Officer of each Loan Party setting forth (a) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver this Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the officers of such Loan Party who are authorized to sign the Loan Documents to which such Loan Party is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the other Loan Documents, and the transactions contemplated thereby, (c) specimen signatures of such authorized officers and (d) the limited liability company agreement, the articles or certificate of incorporation and bylaws or other applicable organizational documents of such Loan Party, certified as being true and complete;
(d)
the Administrative Agent shall have received a solvency certificate, in form reasonably acceptable to it, from the chief financial officer of the Borrower certifying that, as of the Fifth Amendment Effective Date, the Loan Parties on a consolidated basis are solvent;

(e)
the Administrative Agent shall have received (i) a reasonably satisfactory opinion of O’Melveny & Myers LLP, special counsel to the Loan Parties, and (ii) a reasonably satisfactory opinion of Woodburn and Wedge, Nevada local counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent and permitting reasonable reliance thereon by permitted assigns of the Administrative Agent or any Lender;
(f)
to the extent requested by a Lender (including the New Lender), the Administrative Agent shall have received duly executed Notes (or amended and restated Notes, if applicable) payable to each Lender (including the New Lender) requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof;
(g)
the Borrower shall have paid, to the extent invoiced at least one (1) Business Day prior to the Fifth Amendment Effective Date, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Amendment in accordance with Section 12.03(a) of the Credit Agreement (including the reasonable and documented fees of Paul Hastings LLP, counsel to the Administrative Agent);
(h)
the Borrower shall have paid to the Administrative Agent all fees payable to it or any of its Affiliates (or to it or any of its Affiliates on behalf of the Lenders party hereto) on or prior to the Fifth Amendment Effective Date pursuant to that certain fee letter dated as of the Fifth Amendment Effective Date between the Borrower, the Administrative Agent and Wells Fargo Securities, LLC (the “Fifth Amendment Fee Letter”); and
(i)
the Administrative Agent and the Lenders shall have received (at least three

(3) Business Days prior to the Fifth Amendment Effective Date), and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.

For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Fifth Amendment Effective Date specifying its objection thereto.

Section 5. Third A&R Credit Agreement Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Credit Agreement shall be amended, effective as of the Third A&R Credit Agreement Effective Date, in the manner provided in this Section 5.

(a)
Amendment and Restatement of Credit Agreement. The Credit Agreement, including the exhibits and Annex II thereto, shall be amended and restated in its entirety as set forth in Exhibit C attached hereto (the Credit Agreement as so amended and restated, the “Third A&R Credit Agreement”).

(b)
Annex I to Third A&R Credit Agreement. Effective as of the Third A&R Credit Agreement Effective Date, Annex I to the Third A&R Credit Agreement shall be as set forth on Exhibit D attached hereto (subject to any assignments made by a Lender after the Fifth Amendment Effective Date and prior to the Third A&R Credit Agreement Effective Date); provided, however, in the event that on the Third A&R Credit Agreement Effective Date the Aggregate Elected Commitment Amount is less than $1,500,000,000, then Annex I to the Third A&R Credit Agreement shall be as set forth on Annex I to the Credit Agreement immediately prior to the Third A&R Credit Agreement Effective Date.
(c)
Amendment and Restatement Matters. The Borrower, the Administrative Agent and the Lenders agree that effective as of the Third A&R Credit Agreement Effective Date:
(i)
the “Elected Commitments” of the Lenders under the Credit Agreement shall be superseded by their Elected Commitments under the Third A&R Credit Agreement;
(ii)
except as expressly stated herein, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Indebtedness;
(iii)
the Credit Agreement shall continue to evidence and govern any action or omission performed, required to be performed or approved pursuant to the Credit Agreement prior to the Third A&R Credit Agreement Effective Date (including any failure, prior to the Third A&R Credit Agreement Effective Date, to comply with the covenants contained in the Credit Agreement and any permitted releases of collateral) and any act, omission or event to occur or measured by any date or period of time commencing on, or including any date or period prior to, the Third A&R Credit Agreement Effective Date;
(iv)
the amendment and restatement of the Credit Agreement pursuant to Section 5(a) above is not in any way intended to constitute a novation of the obligations and liabilities existing under the Credit Agreement or evidence payment of all or any portion of such obligations and liabilities;
(v)
each Letter of Credit outstanding under the Credit Agreement immediately prior to the Third A&R Credit Agreement Effective Date shall be deemed to be a “Letter of Credit” under and as defined in the Third A&R Credit Agreement;
(vi)
the execution and delivery of this Amendment satisfies all applicable requirements in Section 12.01 of the Credit Agreement with respect to the amendment and restatement of the Credit Agreement on the Third A&R Credit Agreement Effective Date; and
(vii)
the amendment and restatement of the Credit Agreement pursuant to Section 5(a) above shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement existing prior to the Third A&R Credit Agreement Effective Date.
(d)
Confirmation of Liens. The Borrower, for itself and on behalf of the Guarantors, confirms that the amendment and restatement of the Credit Agreement pursuant to

Section 5(a) shall in no way extinguish, release, diminish or impair any Lien Granted by a Loan Party pursuant to the Security Instruments and all such Liens are hereby ratified and will be carried forward and will, and are intended to, from and after the occurrence of the Third A&R Credit Agreement Effective Date, secure the Indebtedness under and as defined in the Third A&R Credit Agreement.

(e)
Administrative Agent. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent, effective as of the Third A&R Credit Agreement Effective Date, to be its agent under the Third A&R Credit Agreement and the other “Loan Documents” as defined therein in accordance with Section 11.01 of the Third A&R Credit Agreement.
(f)
Issuing Banks. Each Issuing Bank agrees that upon the Third A&R Credit Agreement Effective Date such Issuing Bank shall be an “Issuing Bank” under and as defined in the Third A&R Credit Agreement with all of the rights and obligations associated therewith and with a LC Issuance Limit as set forth on Annex II attached to the Third A&R Credit Agreement.

Section 6. Conditions Precedent to Effectiveness of Third A&R Credit Agreement. The amendments to the Credit Agreement set forth in Section 5 above shall become effective on the date (such effective date, the “Third A&R Credit Agreement Effective Date”), when each of the following conditions is satisfied (provided that each such condition must be satisfied on or prior to March 31, 2027):

(a)
the SOCAR Disposition shall have been consummated substantially in accordance with the terms of the SOCAR Disposition Documents as in effect on the Fifth Amendment Effective Date without giving effect to any amendment, modification or waiver thereof that could reasonably be expected to be materially adverse to the interests of the Borrower or the Lenders;
(b)
the Administrative Agent shall have received reasonably satisfactory evidence that the Borrower has used substantially all of the Net Cash Proceeds of the SOCAR Disposition to redeem outstanding Loans and outstanding Senior Notes, including not less than

$750,000,000 of outstanding 2029 Senior Notes;

(c)
after giving effect to the amendments set forth in Section 2 above, the SOCAR Disposition and the use of proceeds thereof, (i) no Event of Default or Borrowing Base Deficiency shall have occurred and be continuing and (ii) the representations and warranties of each Loan Party contained in the Loan Documents are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect, or a similar qualification, true and correct in all respects) as of the Third A&R Credit Agreement Effective Date (unless any such representation or warranty relates solely to a specific earlier date, in which case, such representation or warranty was true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect, or a similar qualification, true and correct in all respects) as of such earlier date);

(d)
the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Sections 6(a), 6(b) and 6(c) above;
(e)
the Borrower shall have delivered to the Administrative Agent new Schedules 1.01, 7.05, 7.14, 7.15, 7.20, 7.21, 7.22 and 7.27 containing such information as is required to be disclosed on such Schedules pursuant to each applicable Section of the Third A&R Credit Agreement with such information being true and correct as of the Third A&R Credit Agreement Effective Date and shall be deemed to be attached to the Third A&R Credit Agreement as Schedules 1.01, 7.05, 7.14, 7.15, 7.20, 7.21, 7.22 and 7.27 to the Third A&R Credit Agreement;
(f)
the Administrative Agent shall have received (i) such amended or amended and restated Security Instruments as the Administrative Agent shall reasonably request in connection with the amendment and restatement of the Credit Agreement and (ii) a Reaffirmation Agreement in substantially the form of Exhibit G to the Third A&R Credit Agreement, duly executed by each of the Loan Parties;
(g)
to the extent requested by a Lender, the Administrative Agent shall have received duly executed Notes (or amended and restated Notes, if applicable) payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the Third A&R Credit Agreement Effective Date;
(h)
the Borrower shall have paid to the Administrative Agent all fees payable to it or any of its Affiliates (or to it or any of its Affiliates on behalf of the Lenders party hereto) on or prior to the Third A&R Credit Agreement Effective Date pursuant to the Fifth Amendment Fee Letter;
(i)
the Borrower shall have paid, to the extent invoiced at least one (1) Business Day prior to the Third A&R Credit Agreement Effective Date, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the Credit Agreement in accordance with Section 12.03(a) of the Credit Agreement (including the reasonable and documented fees of Paul Hastings LLP, counsel to the Administrative Agent);
(j)
the Administrative Agent shall have received (i) a reasonably satisfactory opinion of O’Melveny & Myers LLP, special counsel to the Loan Parties, and (ii) a reasonably satisfactory opinion of Woodburn and Wedge, Nevada local counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent and permitting reasonable reliance thereon by permitted assigns of the Administrative Agent or any Lender; and
(k)
the Administrative Agent shall have received such other documents, instruments and agreements, and the Borrower shall have taken such other actions, in each case as the Administrative Agent may reasonably require in connection with this Amendment and the transactions contemplated hereby.

The Administrative Agent shall provide the Borrower and the Lenders written notice of the occurrence of the Third A&R Credit Agreement Effective Date, which notice shall also include the amount of the initial Borrowing Base under the Third A&R Credit Agreement, which shall be in an amount equal to the Borrowing Base under the Credit Agreement immediately prior to the Third A&R Credit Agreement Effective Date.

Section 7. Ratification; Representation and Warranties. The Borrower, for itself and on behalf of the other Loan Parties, hereby (a) acknowledges the terms of this Amendment and the Credit Agreement; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) affirms that the terms of the Security Instruments secure, and will continue to secure, all Indebtedness after giving effect to this Amendment, and (d) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect, or a similar qualification, true and correct in all respects) as of the Fifth Amendment Effective Date (unless any such representation or warranty relates solely to a specific earlier date, in which case, such representation or warranty was true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect, or a similar qualification, true and correct in all respects) as of such earlier date); (ii) no Default or Event of Default has occurred and is continuing; (iii) the execution, delivery and performance by the Borrower of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no consent or approval of, or filing with, any governmental body, agency or official and do not violate any provision of applicable law or any agreement binding upon Borrower or any other Loan Party, except for violations of agreements that would not reasonably be expected to have a Material Adverse Effect; and (iv) this Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms.

Section 8. New Lender.

(a)
Effective as of the Fifth Amendment Effective Date, the New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if the New Lender were an original signatory thereto. The New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (c) from and after the Fifth Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder. On the Fifth Amendment Effective Date, the Maximum Credit

Amounts, Elected Commitments and Applicable Percentages of all Lenders shall be as set forth on Exhibit B to this Amendment and upon the occurrence of the Fifth Amendment Effective Date, Annex I of the Credit Agreement shall be replaced with Annex I attached hereto as Exhibit B. On the Fifth Amendment Effective Date, after giving effect to the replacement of Annex I to the Credit Agreement pursuant to this Section 8(b) and any Loans made on the Fifth Amendment Effective Date, (a) each Lender (including the New Lender) who holds Loans in an aggregate amount less than its Applicable Percentage (as set forth on Exhibit B attached hereto) of all Loans shall advance new Loans to the extent necessary so that each Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage of the Aggregate Revolving Credit Exposures of all Lenders and (d) each Lender hereby waives any break funding payments owing to such Lender that are required under Section 5.02 of the Credit Agreement as a result of the Loans and adjustments described in this Section 8(b).

Section 9. Exiting Lenders. Each of Citibank, N.A. and Barclays Bank PLC (each, an “Exiting Lender”) is executing this Amendment solely for purposes of this Section 9 and otherwise solely to the extent required under Section 12.02 of the Credit Agreement. Each of the parties hereto hereby agrees and confirms that after giving effect to this Amendment each Exiting Lender’s Elected Commitment shall be $0.00, each Exiting Lender’s Elected Commitment and all other obligations of such Exiting Lender under the Credit Agreement shall be terminated (other than any obligations that expressly survive the termination or departure of a Lender under the Loan Documents in accordance with their terms), and each Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents.

Section 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, operate as a waiver of any default of the Borrower or any other Loan Party or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents and except as otherwise modified by the terms hereof, the Credit Agreement and such other Loan Documents shall remain in full force and effect; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed signature page to this Amendment by email transmission or other electronic transmission (including .pdf)

shall be as effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

Section 12. Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

BORROWER

COMSTOCK RESOURCES, INC.,
a Nevada corporation

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS

WELLS FARGO BANK, N.A. as Administrative
Agent, an Issuing Bank and a Lender

By:	/s/ Jonathan Herrick
Name:	Jonathan Herrick
Title:	Managing Director

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Christopher Baethge
Name:	Christopher Baethge
Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Lee Garza
Name:	David Lee Garza
Title:	Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Thomas Kleiderer
Name:	Thomas Kleiderer
Title:	Managing Director

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

REGIONS BANK,
as a Lender

By:	/s/ Cody Chance
Name:	Cody Chance
Title:	Managing Director

TRUIST BANK,
as a Lender

By:	/s/ Farhan Iqbal
Name:	Farhan Iqbal
Title:	Director

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Bornstein
Name:	David Bornstein
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Robert Downey
Name:	Robert Downey
Title:	Vice President

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Cole Howard
Name:	Cole Howard
Title:	Assistant Vice President

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK BRANCH,
as a Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

FIRST CITIZENS BANK & TRUST COMPANY,
as a Lender

By:	/s/ Jodie North
Name:	Jodie North
Title:	Director

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Dan Starr
Name:	Dan Starr
Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Cameron Strock
Name:	Cameron Strock
Title:	Authorized Officer

NEXTERA ENERGY MARKETING, LLC,
as a Lender

By:	/s/ Catherine Simoes
Name:	Catherine Simoes
Title:	VP & Head of Power Origination

CITIBANK, N.A.,
as an Exiting Lender

By:	/s/ Zach Cooper
Name:	Zach Cooper
Title:	Vice President

BARCLAYS BANK PLC,
as an Exiting Lender

By:	/s/ Evan Moriarty
Name:	Evan Moriarty
Title:	Authorized Signatory

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated effective as of November 4, 2026 (the “Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Amendment, (iii) ratifies and acknowledges its respective obligations under each Loan Document to which it is a party and affirms that the terms of the Guaranty Agreement guarantees, and will continue to guarantee, the Indebtedness, after giving effect to the Amendment, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Amendment.

COMSTOCK OIL & GAS, LLC

By Comstock Resources, Inc., its sole member

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President

COMSTOCK OIL & GAS - LOUISIANA, LLC

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	Manager

By:	/s/ M. Jay Allison
Name:	M. Jay Allison
Title:	Manager

COMSTOCK GAS SERVICES LLC

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President

Guarantor Acknowledgement